UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

INREIT Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1711 Gold Drive South, Suite 100

Fargo, North Dakota 58103

(Address of principal executive offices)

(701) 353-2720

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

First Amendment to Dividend Reinvestment Plan

On September 26, 2013, INREIT Real Estate Investment Trust (the “Company”) amended its Dividend Reinvestment Plan to provide that: “Participants may not, in any calendar year, purchase or receive via transfer more than $20,000 in Common Shares derived from the rights granted to Participants under the Dividend Reinvestment Plan under this paragraph.”

The description herein of the First Amendment to Dividend Reinvestment Plan is qualified in its entirety, and the terms therein are incorporated herein, by reference to the First Amended to Dividend Reinvestment Plan filed as Exhibit 99.1 hereto.

Amended and Restated Repurchase Plans

On September 26, 2013, the Company amended its Repurchase Plan to increase the redemption price for shares from $13.00 per share to $14.00 per share effective October 16, 2013. The Company, acting as General Partner of INREIT Properties, LLLP also amended the Partnership’s Repurchase Plan to increase the redemption price for units from $13.00 per unit to $14.00 per unit effective October 16, 2013. The Company further increased the aggregate maximum amount of shares and units that may be redeemed from $20.0 million to $25.0 million effective October 16, 2013.

The description herein of the Amended and Restated Repurchase Plans is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amended and Restated Repurchase Plans filed as Exhibits 99.2 and 99.3 hereto.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title

99.1	First Amendment to Dividend Reinvestment Plan

99.2	Amended and Restated Share Repurchase Plan

99.3	Amended and Restated Unit Repurchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 2, 2013

INREIT REAL ESTATE INVESTMENT TRUST

By:	/s/ Bradley J. Swenson
Bradley J. Swenson
President